                                     EXHIBIT
                                      23.1


                           CONSENT OF LUND & McSWEENEY

CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Siskon Gold Corporation on Form S-3 (Registration No. 33-73066, 33-63596, 33-65874, 33-95876 and 333-07833) and on Form S-8 (Registration No. 33-95770) of
our report dated March 12, 1997, on our audits of the consolidated financial statements of Siskon Gold Corporation as of December 31, 1996 and 1995, and for the years then ended, which report is included in this annual report on Form 10-KSB.




Lund & McSweeney, Certified Public Accountants
Grass Valley, California
September     , 1998